CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                                                                    Exhibit 23.1

As independent public accountants, we hereby consent to the use of our report dated September 26, 2001 (except that with respect to the matter discussed in Note 16, as to which the date is February 14, 2002) and to all references to our Firm included in this Form 8-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 14, 2002